Exhibit 10.3

EXECUTION VERSION

REDWOOD INTERMEDIATE, LLC

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

Dated as of October 22, 2021

THE UNITS REPRESENTED BY THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Table of Contents

Page

Article I DEFINITIONS		6
1.1	Certain Definitions	6
1.2	Interpretive Provisions	16
Article II ORGANIZATIONAL MATTERS		17
2.1	Formation of Company	17
2.2	Limited Liability Company Agreement	17
2.3	Name	17
2.4	Purpose	18
2.5	Principal Office; Registered Office	18
2.6	Term	18
2.7	No State-Law Partnership	18
2.8	Tax Treatment	18
2.9	Prior Agreements	18
Article III CAPITALIZATION; CAPITAL CONTRIBUTIONS		18
3.1	Capitalization	18
3.2	New PubCo Issuances	20
3.3	PubCo Debt Issuance	21
3.4	New Company Issuances	21
3.5	Repurchases and Redemptions	22
3.6	Equity Subdivisions and Combinations	23
3.7	General Authority	23
3.8	Capital Accounts	24
3.9	Negative Capital Accounts	24
3.10	No Withdrawal	24
3.11	Loans From Members	24
3.12	Shares Governed by Article 8	24
Article IV DISTRIBUTIONS AND ALLOCATIONS		25
4.1	Distributions	25
4.2	Allocations of Net Profit and Net Loss	26
4.3	Special Allocations	26
4.4	Tax Allocations	28

4.5	Withholding Taxes	28
4.6	Allocations Upon Final Liquidation	30
Article V MANAGEMENT		30
5.1	Authority of Managing Member	30
5.2	Actions of the Managing Member	31
5.3	Compensation; Expenses	31
5.4	Delegation of Authority	32
5.5	Limitation of Liability	33
5.6	Resignation or Termination of Managing Member	34
Article VI RIGHTS AND OBLIGATIONS OF MEMBERS		35
6.1	Limitation of Liability	35
6.2	Lack of Authority	35
6.3	No Right of Partition	36
6.4	Indemnification	36
6.5	Members Right to Act	37
6.6	Investment Opportunities	39
Article VII BOOKS, RECORDS, ACCOUNTING AND REPORTS		39
7.1	Records and Accounting	39
7.2	Fiscal Year	39
7.3	Reports	40
7.4	Transmission of Communications	40
7.5	Confidentiality	40
Article VIII TAX MATTERS		41
8.1	Preparation of Tax Returns	41
8.2	Tax Elections	41
8.3	Tax Controversies	41
Article IX RESTRICTIONS ON TRANSFER OF UNITS		42
9.1	Transfers of Units	42
9.2	Restricted Units Legend	44
9.3	Assignee’s Rights	45
9.4	Assignor’s Rights and Obligations	46
9.5	Encumbrances	46
9.6	Further Restrictions	46
9.7	Counterparts; Joinder	47

9.8	Ineffective Transfer	48
Article X ADMISSION OF MEMBERS		48
10.1	Substituted Members	48
10.2	Additional Members	48
10.3	Substitute Managing Member	48
Article XI WITHDRAWAL AND RESIGNATION OF MEMBERS		48
Article XII EXCHANGE RIGHTS		49
12.1	Exchange Procedures	49
12.2	Exchange Payment	50
12.3	Certain Expenses	51
12.4	Exchange Taxes	51
12.5	Limitations on Exchanges	51
12.6	Adjustments	52
12.7	Class A Common Stock to be Issued	53
12.8	Distribution Rights	53
12.9	Tax Treatment; Tax Withholding	53
Article XIII DISSOLUTION AND LIQUIDATION		54
13.1	Dissolution	54
13.2	Winding Up and Termination	55
13.3	Deferment; Distribution in Kind	56
13.4	Cancellation of Certificate	56
13.5	Reasonable Time for Winding Up	56
13.6	Return of Capital	57
Article XIV VALUATION		57
14.1	Value	57
14.2	Determination and Dispute	57
Article XV GENERAL PROVISIONS		57
15.1	Power of Attorney	57
15.2	Amendments	58
15.3	Title to Company Assets	59
15.4	Addresses and Notices	60
15.5	Binding Effect	61
15.6	Creditors	61
15.7	Waiver	61

15.8	Counterparts	61
15.9	Applicable Law; Waiver of Jury Trial	61
15.10	Severability	62
15.11	Further Action	62
15.12	Delivery by Facsimile	62
15.13	Offset	62
15.14	Entire Agreement	62
15.15	Remedies	63
15.16	Descriptive Headings; Interpretation	63

EXHIBIT AND SCHEDULES

Exhibit A	Form of Election of Exchange	A-1

REDWOOD INTERMEDIATE, LLC

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

This Fourth Amended and Restated Limited Liability Company Agreement, dated as of October 22, 2021 (this “Agreement”), is entered into by and among Redwood Intermediate, LLC, a Delaware limited liability company (the “Company”), PubCo (as defined below), as Managing Member and on its behalf, and the Members. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I.

WHEREAS, Redwood Holdco, L.P., a Delaware limited liability company and the initial sole member of the Company (the “Holding Company”), entered into the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 29, 2020;

WHEREAS, the Holding Company, as the sole Member of the Company, entered into the Third Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (the “Prior Agreement”);

WHEREAS, the Holding Company and the Company entered into the Business Combination Agreement, dated as of May 16, 2021 (the “BCA”), with PubCo and Seaport Merger Sub LLC, a Delaware limited liability company, pursuant to which Seaport Merger Sub, LLC will merge with and into the Company with the Company surviving the merger (the “Merger”) and the Company will issue Class A Common Units to PubCo and the Holding Company;

WHEREAS, the Holding Company, as the sole Member of the Company, has agreed to admit PubCo to the Company as Managing Member, and PubCo, by its execution and delivery of this Agreement, is hereby admitted to the Company as Managing Member, and in such capacity shall have the rights and obligations as provided in this Agreement; and

WHEREAS, the Company, PubCo and the Members desire to amend and restate the Prior Agreement in its entirety as set forth herein effective as of immediately before the Effective Time, at which time the Prior Agreement will be superseded entirely by this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement to read in its entirety as follows:

Article I
DEFINITIONS

1.1           Certain Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Member is obligated to contribute or deemed obligated to contribute pursuant to any provision of this Agreement or by applicable law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Admission Date” has the meaning set forth in Section 9.4.

“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely by reason of being a Member.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Assignee” means a Person to whom any Units have been Transferred in accordance with the terms of this Agreement but who has not become a Member pursuant to Article X.

“Assumed Tax Rate” has the meaning set forth in Section 4.1(d)(iii).

“Available Gains” has the meaning set forth in Section 4.3(c)(ii).

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“BCA” has the meaning set forth in the Recitals.

Fourth Amended and Restated Limited Liability Company Agreement

“Board” means the board of directors of PubCo, as constituted at any given time.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, as adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.

“Business Opportunities Exempt Party” has the meaning set forth in Section 6.6.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.8.

“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company pursuant to Section 3.1.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, partnership or membership interests (including any components thereof such as capital accounts, priority returns or the like) in a limited partnership or limited liability company and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Date.

“Cash Exchange Notice” has the meaning set forth in Section 12.1(b).

“Cash Exchange Payment” means with respect to a particular Exchange for which PubCo has elected to make a Cash Exchange Payment in accordance with Section 12.1(b):

(i)             if the shares of Class A Common Stock are then traded on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Class A Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Class A Common Units, and (y) the Cash Exchange Class A 5-Day VWAP; or

Fourth Amended and Restated Limited Liability Company Agreement

(ii)            if the shares of Class A Common Stock are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Class A Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Class A Common Units, for which PubCo has elected to make a Cash Exchange Payment and (y) the value of one (1) share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, as determined in good faith by a majority of the Disinterested Members of the Board.

“Certificate” means the Company’s certificate of formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A Common Units” means the common limited liability company membership interests described in Section 3.1(a)(i) and having the rights and preferences specified herein.

“Class A Common Unit Capital Account Amount” means, from time to time, the Capital Account a Member would have if such Member held a single Class A Common Unit.

“Class A Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the aggregate number of Class A Common Units then owned by such Member by the aggregate number of Class A Common Units then owned by all Members.

“Class B Common Stock” means, as applicable, (a) the Class B Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

Fourth Amended and Restated Limited Liability Company Agreement

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Convertible Securities” means any securities directly or indirectly convertible into or exercisable or exchangeable for Units, other than Options.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Designated Individual” has the meaning set forth in Section 8.3.

“Disinterested Members of the Board” means, as of any applicable time, those members of the Board who (a) are not Exchanging Member Related Parties, and (b) were not nominated for election to the Board by any Exchanging Member Related Parties pursuant to the provisions of any stockholder, voting or similar agreement relating to the election of members of the Board to which PubCo is a party (including, without limitation, the Stockholders Agreement).

“Disputing Member” has the meaning set forth in Section 14.2.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities, or (b) any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

“DTC” means The Depository Trust Company.

“Economic Capital Account Balance” with respect to a Member means an amount equal to its Capital Account balance, plus the amount of its share of any Member Nonrecourse Debt Minimum Gain or Company Minimum Gain.

“Effective Time” means the effective time of the Merger under the BCA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

Fourth Amended and Restated Limited Liability Company Agreement

“Equity Securities” means (i) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Managing Member, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company) or equity interests in any other specified Person, (ii) Convertible Securities or other obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into other equity interests in the Company or any other specified Person and (iii) Options or warrants, or other rights to purchase or otherwise acquire other equity interests in the Company or any other specified Person.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange” means the redemption by the Company of Class A Common Units held by a Member (together with the surrender and cancellation of the same number of outstanding shares of Class B Common Stock held by such Member) for either (a) a Stock Exchange Payment or (b) if approved by a majority of the Disinterested Members of the Board, a Cash Exchange Payment, in each case in accordance with Article XII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

“Exchange Date” means the date that is five (5) Business Days after the Exchange Notice Date is given; provided, however, that to the extent an Exchange is made in connection with an Exchanging Member’s proper exercise of its rights to participate in a Piggy-Back Registration pursuant to Section 2.3 of the Registration Rights Agreement, the Exchange Date shall be the date on which the offering with respect to such Piggy-Back Registration is completed.

“Exchange Notice” means a written election of Exchange in the form of Exhibit A, duly executed by an Exchanging Member.

“Exchange Notice Date” means, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 12.1.

“Exchanging Member” means any Member holding Class A Common Units (other than PubCo and its wholly-owned Subsidiaries) whose Class A Common Units are subject to an Exchange.

Fourth Amended and Restated Limited Liability Company Agreement

“Exchanging Member Related Parties” means any owners, investors, equityholders, stockholders, members, partners, directors, managers, officers, or employees of an Exchanging Member or any of its Affiliates (including its respective investors and equityholders and any associated Persons or investment funds or any of their respective portfolio companies or investments), in each case, excluding any Persons who are owners, investors, equityholders, officers or employees solely of PubCo or its wholly-owned Subsidiaries.

“Exchanged Units” means, with respect to any Exchange, the Class A Common Units being exchanged pursuant to a relevant Exchange Notice.

“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which one Class A Common Unit is entitled to be Exchanged at such time pursuant to this Agreement. On the date of this Agreement, the Exchange Rate shall be one for one, subject to adjustment pursuant to Section 12.6.

“Exempt Pledge” means a pledge by a Member of Class A Common Units held by such Member as collateral to secure obligations (or as a grant or maintenance of a bona fide lien, security interest, pledge or other similar encumbrance) pursuant to borrowing, lending, financing or other arrangements between one or more third parties (or their Affiliates or designees) (“Lenders”) and such Member and/or its Affiliates.

“Exempt Transfer” has the meaning set forth in Section 9.1(b).

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.

“Fund Indemnitees” has the meaning set forth in Section 6.4(e).

“Fund Indemnitors” has the meaning set forth in Section 6.4(e).

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holding Company” has the meaning set forth in the Recitals.

Fourth Amended and Restated Limited Liability Company Agreement

“Imputed Underpayment Amount” means (a) any “imputed underpayment” within the meaning of Section 6225 of the Code (or any corresponding or similar provision of state, local or foreign tax law) paid (or payable) by the Company as a result of any adjustment by the IRS with respect to any Company item of income, gain, loss, deduction, or credit of the Company (including, without limitation, any “partnership-related item” within the meaning of Section 6241(2) of the Code (or any corresponding or similar provision of state, local or foreign tax law)), including any interest, penalties or additions to tax with respect to any such adjustment, (b) any amount not described in clause (a) (including any interest, penalties or additions to tax with respect to such amounts) paid (or payable) by the Company as a result of the application of Sections 6221-6241 of the Code (or any corresponding or similar provision of state, local or foreign tax law), and/or (c) any amount paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes if the Company bears the economic burden of such amounts, whether by law or agreement, as a result of the application of Sections 6221-6241 of the Code (including for the avoidance of doubt Section 6226(b) of the Code or any corresponding or similar provision of state, local or foreign tax law), including any interest, penalties or additions to tax with respect to such amounts.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

“Lock-Up Agreement” means, as applicable, (a) the Parent Lock-Up Agreement, dated as of May 16, 2021, by and among PubCo and the Holding Company and (b) the Sponsor Lock-Up Agreement, dated as of May 16, 2021, by and among PubCo and Seaport Global SPAC, LLC, in each case as may be amended from time to time.

“Managing Member” means (i) immediately before the Effective Time, the Holding Company, (ii) from and after the Effective Time, PubCo, whereupon the Holding Company shall cease to be the Managing Member, or (iii) any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Member” means each of the Persons from time to time admitted to the Company as a member of the Company and listed as a Member in the books and records of the Company, each in its capacity as a member of the Company other than PubCo.

“Member Nonrecourse Debt Minimum Gain” has the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Merger” has the meaning set forth in the Recitals.

“National Securities Exchange” means a securities exchange registered with the Commission under Section 6 of the Exchange Act.

Fourth Amended and Restated Limited Liability Company Agreement

“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Losses and Profits specially allocated pursuant to this Agreement).

“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to this Agreement).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Options” means any right, option or warrant to subscribe for, purchase or otherwise acquire any Units.

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Partnership Representative” has the meaning set forth in Section 8.3.

“Permitted Hedging Transactions” means convertible securities, derivative securities, options or contracts or instruments used by the Holding Company (together with its successors and any Permitted Transferee thereof) to manage, hedge, transfer or dispose the Holding Company’s (or any of its successors’ or any Permitted Transferee thereof’s) ownership of any Capital Stock of PubCo that the Holding Company (together with its successors and any Permitted Transferee thereof) holds of record and/or beneficially.

“Permitted Transferee” means any transferee in an Exempt Transfer.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Prior Agreement” has the meaning set forth in the Recitals.

“Profits” or “Losses” means items of Company income and gain or loss and deduction, other than items allocated pursuant to Section 4.3, for an applicable tax accounting period determined for purposes of maintaining the Capital Account of each Member under Section 3.2 and in accordance with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

“PubCo” means Redbox Entertainment Inc. (f/k/a Seaport Global Acquisition Corp.), a Delaware corporation, and its successors.

Fourth Amended and Restated Limited Liability Company Agreement

“PubCo Warrants” has the meaning given to “Acquiror Warrants” in the BCA.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of or about the date hereof, by and among PubCo and the parties listed as Investors on Schedule I thereto, as may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Stock Exchange Payment” means, with respect to any Exchange of Class A Common Units for which a Stock Exchange Payment is elected by the Managing Member, a number of shares of Class A Common Stock equal to the number of Class A Common Units so exchanged multiplied by the Exchange Rate.

“Stockholders Agreement” means the Stockholders Agreement, dated as of or about the date hereof, by and among PubCo, the Holding Company, the parties listed as on Schedule A thereto and each additional Person that becomes a party thereto in accordance with Section 7.18 thereof, as may be amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Fourth Amended and Restated Limited Liability Company Agreement

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Tax Distributions” has the meaning set forth in Section 4.1(d)(i).

“Tax Estimate” has the meaning set forth in Section 4.1(d)(i).

“Tax Receivable Agreement” mean the Tax Receivable Agreement dated as of or about the date hereof among the Company, the Holding Company and PubCo, as amended from time to time.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.2.

“Transfer” has the meaning set forth in Section 9.1(a).

“Transferor’s Owner” has the meaning set forth in Section 9.1(d)(i).

“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.

“Unit” means, collectively, the Class A Common Units and such other units of the Company as may be authorized, designated or issued, as determined by the Managing Member from time to time after the date hereof.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on the Nasdaq Capital Market or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by PubCo).

“Withholding Payment” has the meaning set forth in Section 4.5.

Fourth Amended and Restated Limited Liability Company Agreement

1.2           Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a)               The singular includes the plural and the plural includes the singular.

(b)               A reference to the masculine gender shall be deemed to be a reference to the feminine gender and vice versa.

(c)               The words “or,” “either,” and “any” are not exclusive.

(d)               A reference to a Person includes its permitted successors and permitted assigns.

(e)               The words “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation”.

(f)                The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

(g)               A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

(h)               References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

(i)                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(j)                 This Agreement is the result of negotiations among, and has been reviewed by, the Members with the advice of counsel to the extent deemed necessary by any Member. Accordingly, this Agreement shall be deemed to be the product of all of the Members, and no ambiguity shall be construed in favor of or against any Member.

(k)               All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied.

Fourth Amended and Restated Limited Liability Company Agreement

(l)                 All references to currency, monetary values and dollars set forth in this Agreement shall mean United States (U.S.) dollars and all payments under this Agreement shall be made in United States dollars.

(m)              The term “day” shall mean calendar day.

(n)               Whenever an event or action is to be performed by a particular date or a period ends on a particular date, and the date in questions falls on a day which is not a business day, the event or action shall be performed, or the period shall end, on the next succeeding business day.

(o)               All references in this Agreement to any law shall be to such law as amended, supplemented, modified and replaced from time to time, and all rules and regulations promulgated thereunder.

Article II
ORGANIZATIONAL MATTERS

2.1           Formation of Company. The Company was formed on August 8, 2016 pursuant to the provisions of the Delaware Act.

2.2           Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Prior Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is defined in the Delaware Act) of the Company effective as of the Effective Time. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions set forth in this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.

2.3           Name. The name of the Company shall be “Redwood Intermediate, LLC”. The Managing Member in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.

Fourth Amended and Restated Limited Liability Company Agreement

2.4           Purpose. The Company shall have authority to engage in any lawful business, purpose or activity permitted by the Delaware Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, and may take any other action not prohibited under the Act or other applicable law, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

2.5           Principal Office; Registered Office. The principal office of the Company shall be at 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois 60181, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Notification of any such change shall be given to all of the Members. The address of the registered office of the Company in the State of Delaware shall be 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company.

2.6           Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until dissolution thereof in accordance with the provisions of Article XIII. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.

2.7           No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in Section 2.8, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.

2.8           Tax Treatment. The Members intend that the Company shall be treated as a partnership for federal and applicable state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment.

2.9            Prior Agreements. For the avoidance of doubt, all prior limited liability company agreements amongst the Company and its members, including all amendments thereto, shall govern and control for all periods prior to the date hereof.

Article III
CAPITALIZATION; CAPITAL CONTRIBUTIONS

3.1           Capitalization.

(a)               Each Member shall hold Units, and the relative rights, privileges, preferences and obligations with respect to each Member’s Units shall be determined under this Agreement and the Delaware Act based upon the number and the class of Units held by such Member. The number and the class of Units held by each Member shall be set forth in the books and records of the Company. The Company shall maintain a schedule (as updated and amended from time to time in accordance with the terms of this Agreement and current as of the date set forth therein), which shall include: (i) the name and address of each Member; (ii) the aggregate number of and type of Units issued and outstanding held by each Member; and (iii) each Member’s Capital Contributions following the Effective Time. The class of Units as of the Effective Time is as follows:

Fourth Amended and Restated Limited Liability Company Agreement

(i)                 Class A Common Units. The Class A Common Units shall have all the rights, privileges and obligations as are specifically provided for in this Agreement for Class A Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.

(b)               Subject to the provisions of this Agreement, the Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company distributions; (iii) the rights of such Units upon dissolution and winding up of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Class A Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (ix) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Subject to the provisions of this Agreement, the Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units and to update the books and records of the Company accordingly. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement. The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would (i) result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) or (ii) pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

Fourth Amended and Restated Limited Liability Company Agreement

(c)               All Units issued hereunder shall be uncertificated unless otherwise determined by the Managing Member.

(d)               Each Member who is issued Units by the Company pursuant to the authority of the Managing Member pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Managing Member pursuant to the authority of the Managing Member pursuant to Section 5.1 in exchange for such Units.

(e)               Each Member, to the extent having the right to consent thereto, by executing this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.

3.2           New PubCo Issuances.

(a)               Subject to Article XII and Section 3.2(b), if, at any time after the Effective Time, PubCo issues shares of its Class A Common Stock or any other Equity Security of PubCo (other than shares of Class B Common Stock), (x) the Company shall concurrently issue to PubCo an equal number of Class A Common Units (if PubCo issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities of PubCo other than Class A Common Stock), and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued and (y) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such shares of Class A Common Stock or other Equity Security.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               Notwithstanding anything to the contrary contained in Section 3.2(a) or Section 3.2(c), this Section 3.2 shall not apply to (x) the issuance and distribution to holders of shares of PubCo Class A Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Class A Common Units for Class A Common Stock, such Class A Common Stock will be issued together with corresponding rights under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (c) below, as applicable).

(c)               In the event any outstanding Equity Security of PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of PubCo are issued (including as a result of the exercise of PubCo Warrants), (x) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Class A Common Units or equivalent Equity Securities of the Company shall be issued to PubCo as required by the first sentence of Section 3.2(a), and (z) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise or conversion.

3.3           PubCo Debt Issuance. If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, PubCo or such Subsidiary shall transfer to the Company the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

3.4           New Company Issuances. Except pursuant to Article XII, (a) the Company may not issue any additional Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock (or relevant Equity Security of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 3.2, and (b) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 3.2.

Fourth Amended and Restated Limited Liability Company Agreement

3.5           Repurchases and Redemptions.

(a)               PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board), provided that substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Class A Common Units for the same price per security, if any, or (B) any other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board), provided that substantially simultaneously therewith, the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security, if any.

(b)               The Company may not redeem, repurchase or otherwise acquire (x) any Class A Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith, PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith, PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Securities of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary.

(c)               Notwithstanding the foregoing clauses (a) and (b) of this Section 3.5, to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there are no corresponding Class A Common Units or other Equity Securities of the Company, the redemption, repurchase or acquisition of the corresponding Class A Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner; provided that clause (c) shall not apply to a redemption, repurchase or acquisition to the extent paid in connection with a contribution to the Company of cash previously received as a distribution from the Company.

Fourth Amended and Restated Limited Liability Company Agreement

3.6           Equity Subdivisions and Combinations.

(a)               The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A Common Stock or other related class or series of Equity Security of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and PubCo.

(b)               Except in accordance with Section 12.6, PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Class A Common Stock or any other class or series of Equity Security of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and PubCo.

3.7           General Authority. For the avoidance of doubt, but subject to Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, the Company and PubCo (including in its capacity as the Managing Member of the Company) shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Units to maintain at all times a one-to-one ratio between (i) the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, and (ii) the number of outstanding shares of Class B Common Stock held by any Person (other than PubCo) and the number of Class A Common Units held by such Person disregarding, for purposes of maintaining the one-to-one ratios in clause (i), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Securities of PubCo that are convertible into or exercisable or exchangeable for Class A Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible or into or exercisable or exchangeable for Class A Common Stock (but in each case prior to such conversion or exchange).

Fourth Amended and Restated Limited Liability Company Agreement

3.8           Capital Accounts.

(a)               A separate capital account (each, a “Capital Account”) shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 3.8 shall be interpreted and applied in a manner consistent with such Treasury Regulations. In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the Company may adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional interests in the Company (including any interests issued with a zero initial Capital Account), or whenever the adjustments would otherwise be permitted under such Treasury Regulations. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and Book Value of such property in the same manner as under Section 704(c) of the Code. In the event that Section 704(c) of the Code applies to property of the Company, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain and loss, as computed for book purposes with respect to such property. The Capital Accounts shall be increased (decreased) by the amount of Profits (Losses) allocated to the respective Members in accordance with this Agreement and applicable Treasury Regulations, and shall be maintained for the sole purpose of allocating Profits and Losses among the Members and have no effect on the amount of any distributions to any Members in liquidation or otherwise. In connection with the transactions contemplated by this Agreement, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and determined as of the date hereof and the Capital Account of each Member shall be reflected in the books and records of the Company.

3.9            Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

3.10          No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.11          Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

3.12          Shares Governed by Article 8. The Company hereby irrevocably elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Should the Company issue certificates to a Member evidencing the Units held by such Member in the Company, each such certificate shall bear the following legend, among others determined by the Board: “This certificate evidences an interest in Redwood Intermediate LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.”

Fourth Amended and Restated Limited Liability Company Agreement

Article IV
DISTRIBUTIONS AND ALLOCATIONS

4.1            Distributions.

(a)               Distributions Generally. The Managing Member may, subject to (i) any restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party, (ii) having available cash, and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution, Tax Distribution or other payment in respect of Units shall be required to be made to any Member if, and to the extent that, such Distribution, Tax Distribution or other payment in respect of Units would not be permitted under the Delaware Act or other applicable law.

(b)               Operating Distributions. Subject to Section 4.1(d) with respect to Tax Distributions, all Distributions by the Company other than those made in connection with a Liquidity Event pursuant to Section 4.1(c), shall be made or allocated to holders of Class A Common Units pro rata based on the number of Class A Common Units held by each such holder and the total number of outstanding Class A Common Units.

(c)               Distributions in Connection with a Liquidity Event. Subject to Section 4.1(d) with respect to Tax Distributions, all Distributions by the Company, and all proceeds (whether received by the Company or directly by the Members) in connection with any Liquidity Event, shall be made or allocated among the holders of Class A Common Units pro rata based on the number of Class A Common Units held by each such holder and the total number of outstanding Class A Common Units.

(d)               Tax Distributions.

(i)                 At least two Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due the Company shall make distributions to each Member of the Company on a pro rata basis based on the number of Class A Common Units held by each Member in an amount that in the Managing Member’s reasonable discretion allows every Member to satisfy its tax liability with respect to its Class A Common Units (“Tax Distributions”). The amount of any Tax Distributions shall be determined assuming that each Member is a corporation, and each Member’s only income is from the Company, which amount of income shall be calculated based on the projections believed by the Managing Member in good faith to be reasonable projections of the taxable income of the Company for the applicable tax period (a “Tax Estimate”) multiplied by the highest marginal federal, state and local tax rate for a corporation that is resident in the United States applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for U.S. federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code or Section 164 of the Code (the "Assumed Tax Rate"). The Assumed Tax Rate shall be the same for all Members.

Fourth Amended and Restated Limited Liability Company Agreement

(ii)                 If the aggregate amount of Tax Distributions paid for any Fiscal Year is less than the amount that would be calculated as of the end of such Fiscal Year based upon the Company’s actual income for such Fiscal Year, additional Tax Distributions in the amount of such shortfall shall be paid as soon as reasonably practicable after the end of such Fiscal Year.

(e)               Each Distribution pursuant to Section 4.1(b) and (c) and each Distribution pursuant to Section 4.1(d) shall be made to the Persons shown on the Company’s books and records as Members as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1(d).

(f)                For purposes of this Section 4.1, any non-cash Company assets distributed in kind to any Members shall be valued at their Fair Market Value in accordance with Article XIV.

4.2            Allocations of Net Profit and Net Loss. Except as otherwise provided in this Agreement, including Section 4.3, Net Profits and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests. Notwithstanding the foregoing, the Managing Member may adjust the allocations to the Members pursuant to this Article in its discretion so as to conform as nearly as practicable with the related distributions and expected distributions pursuant to this Agreement, and the Managing Member may take into account whatever facts and circumstances the Managing Member reasonably determines are relevant in exercising such discretion (including unrealized gains or losses or expected accruals of preferred return).

4.3           Special Allocations. Notwithstanding any other provision in this Article IV:

(a)               Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704- 2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

Fourth Amended and Restated Limited Liability Company Agreement

(b)               Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.3(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(b) were not in this Agreement. This Section 4.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)               Gross Income Allocation. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(b) and this Section 4.3(c) were not in this Agreement.

(d)               Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members holding Class A Common Units in accordance with their respective Class A Percentage Interest.

(e)               Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f)                Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 4.4(a) or 4.4(e) hereof shall be taken into account in computing subsequent allocations pursuant to Section 4.2 and this Section 4.3(f), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 4.3(b) or 4.3(e) had not occurred.

Fourth Amended and Restated Limited Liability Company Agreement

4.4           Tax Allocations.

(a)               Except as provided in Sections 4.4(b), (c) and (d), Net Profits and Net Losses (and, to the extent necessary, items of income, gains, losses, deductions and credits) of the Company will be allocated, for federal, state and local income tax purposes, among the holders of Units in accordance with the allocation of such income, gains, losses, deductions and credits among the holders of Units for book purposes.

(b)               The Company shall elect to use the “traditional method with curative allocations” within the meaning of Treasury Regulations Section 1.704-3(c) with respect to any assets deemed contributed to the Company by Seller in connection with the transactions contemplated by the BCA.

(c)               If the Book Value of any Company asset is adjusted pursuant to Section 3.2, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code.

(d)               Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)               Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, Distributions or other Company items pursuant to any provision of this Agreement.

4.5           Withholding Taxes.

(a)               The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law. Except as otherwise provided in this Section 4.5, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 4.1(b) or Section 4.1(c), as appropriate (a “Withholding Payment”). An amount shall be considered withheld by the Company if, and at the time, remitted to a Governmental Entity without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Managing Member as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member. Moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable to such Member for any excess taxes withheld in respect of such Member’s Interest and that, in the event of over-withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

(c)               If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the Withholding Payment, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at an interest rate per annum equal to the Base Rate plus 2.0%, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full. In the event that the distributions or proceeds to the Company or any Subsidiary of the Company are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Company and such taxes are imposed on or with respect to one or more, but not all of the Members in the Company, or all of the Members in the Company at different tax rates, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members pursuant to Section 4.5(a). Taxes imposed on the Company where the rate of tax varies depending on characteristics of the Members shall be treated as taxes imposed on or with respect to the Members for purposes of Section 4.5(a). In addition, if the Company is obligated to pay any taxes (including penalties, interest and any addition to tax) to any Governmental Entity that is specifically attributable to a Member or a former Member, including, without limitation, on account of Sections 864 or 1446 of the Code, then (x) such Member or former Member shall indemnify the Company in full for the entire amount paid or payable, (y) the Managing Member may offset future distributions from such Member or former Member pursuant to Section 4.1 to which such Person is otherwise entitled under this Agreement against such Member or former Member’s obligation to indemnify the Company under this Section 4.5(c) and (z) such amounts shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such Member or former Member; provided, however that such Member or former Member shall, prior to each Exchange Date, pay to the Company in cash any amount subject to this Section 4.5(c) that would be outstanding as of such Exchange Date.

(d)               If the Company incurs an Imputed Underpayment Amount, the Managing Member shall determine in its reasonable discretion the portion of such Imputed Underpayment Amount attributable to each Member or former Member and such attributable amount shall be treated as a Withholding Payment pursuant to Section 4.5(a). The portion of the Imputed Underpayment Amount that the Managing Member attributes to a former Member of the Company shall be treated as a Withholding Payment with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Managing Member may in its discretion exercise the Company’s rights pursuant to this Section 4.5 in respect of either or both of the former Member and its transferee or assignee; provided, however that such Member or former Member shall, prior to each Exchange Date, pay to the Company in cash any Imputed Underpayment Amount attributable to such Member or former Member that would be outstanding as of such Exchange Date.

Fourth Amended and Restated Limited Liability Company Agreement

(e)               A Member’s obligations under this Section 4.5 shall survive the dissolution and winding up of the Company and any transfer, assignment or liquidation of such Member’s interest in the Company.

4.6           Allocations Upon Final Liquidation. With respect to the fiscal year in which the final liquidation of the Company occurs in accordance with Section 13.2 of the Agreement, and notwithstanding any other provision of Sections 4.2, 4.3 or 4.4 hereof, items of Company income, gain, loss and deduction shall be specially allocated to the Members in such amounts and priorities as are necessary so that the positive capital accounts of the Members shall, as closely as possible, equal the amounts that will be distributed to the Members pursuant to Section 13.2.

Article V
MANAGEMENT

5.1           Authority of Managing Member. Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, and subject to the provisions of this Article V, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Members is specifically required by this Agreement, (x) the Managing Member shall have discretion in determining whether to issue Equity Securities of the Company, the number of Equity Securities of the Company to be issued at any particular time, the purchase price for any Equity Securities of the Company issued, and all other terms and conditions governing the issuance of Equity Securities of the Company and (y) the Managing Member may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The Managing Member shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year. The Managing Member shall be the “manager” of the Company for the purposes of the Delaware Act. The Managing Member is hereby designated as authorized person, within the meaning of the Delaware Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Member is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Managing Member or any officer on behalf of the Company, is hereby authorized to execute and deliver (a) the Tax Receivable Agreement; and (b) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The Managing Member or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Managing Member or any officer to enter into other documents on behalf of the Company. Nothing set forth in this Agreement shall reduce or restrict the rights of any Person set forth in the Tax Receivable Agreement, subject to the terms and conditions thereof. Further notwithstanding the foregoing or any other provision of this Agreement to the contrary, and subject to any matter required to be approved by a majority of the Disinterested Members of the Board, from and after the Effective Time, if any action or determination that is permitted to be taken or made by the Managing Member pursuant to this Agreement is an action or determination that would require the approval of the board of directors of a Delaware corporation if the Company were such a corporation, then such action or determination shall be taken or made by the Managing Member only with the approval of the Board.

Fourth Amended and Restated Limited Liability Company Agreement

5.2            Actions of the Managing Member. Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the Managing Member may be taken by the Managing Member through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a). The Managing Member shall not cease to be the Managing Member of the Company as a result of the delegation of any duties hereunder. No officer or agent of the Company, in its capacity as such, shall be considered the Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.

5.3           Compensation; Expenses.

(a)               The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member. The Managing Member’s interest in its capacity as such shall be a non-economic interest in the Company, which does not entitle the Managing Member, solely in its capacity as such, to any Units, distributions or Tax Distributions.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse PubCo or the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member, (ii) operating, administrative and other similar costs incurred by PubCo or the Managing Member in connection with operating the Company’s business, to the extent the proceeds are used or will be used by PubCo or the Managing Member to pay expenses described in this clause (ii), and payments of any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of PubCo or the Managing Member), (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, PubCo or the Managing Member in connection with, arising out of or relating to operating the Company’s business, (iv) fees and expenses (other than any underwriters’ discounts and commissions that are economically recovered by the Managing Member as a result of acquiring Class A Common Units with the net proceeds of the transactions in which any such underwriters’ discounts and commissions were incurred) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by PubCo or the Managing Member in connection with, arising out of or relating to operating the Company’s business, (v) other fees and expenses in connection with the maintenance of the existence of the Managing Member, and (vi) all other expenses allocable to the Company or otherwise incurred by PubCo or the Managing Member in connection with operating the Company’s business; provided, however, that amounts so borne or reimbursed by the Company not be used to pay or facilitate dividends or distributions on the securities of PubCo and must be used solely for one of the express purposes set forth under clauses (i) through (vi) of this sentence; and further provided, however, that the Company shall not pay, bear or reimburse any income tax obligations of PubCo or the Managing Member or any obligations of PubCo or the Managing Member under the Tax Receivable Agreement except as provided therein. To the extent practicable, expenses incurred by PubCo or the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to PubCo or the Managing Member or any of their Affiliates by the Company pursuant to this Section 5.3(b) constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Account. Reimbursements pursuant to this Section 5.3(b) shall be in addition to any reimbursement to PubCo or the Managing Member as a result of indemnification pursuant to Section 6.4.

5.4           Delegation of Authority.

(a)               The Managing Member may, from time to time, delegate to one or more Persons, including any officer or director of the Company or PubCo (or to the Compensation Committee of the Board or its designees), or to any other Person, such authority and duties as the Managing Member may deem advisable; provided that any such Person shall exercise such authority subject to the same duties and obligations to which the Managing Member would have otherwise been subject pursuant to the terms of this Agreement.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               The Managing Member may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, chief financial officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same officer of the Company or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Managing Member.

5.5           Limitation of Liability.

(a)               Except as otherwise provided herein, in an agreement entered into by such Person and the Company or by applicable law, none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be liable to the Company or to any Member for any act or omission performed or omitted by the Managing Member in its capacity as the Managing Member pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law, for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein with respect to any rights of the Company under any other agreements between the Managing Member and the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member (so long as such agent was selected in good faith and with reasonable care). The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member to liability to the Company or any Member.

(b)               Notwithstanding the provisions of Section 6.1:

(i)                 in connection with the performance of its duties as the Managing Member of the Company, the Managing Member (solely in its capacity as such) will owe to the other Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the other Members were stockholders of such corporation;

Fourth Amended and Restated Limited Liability Company Agreement

(ii)                 to the extent that, at Law or in equity, any Subsidiary of the Company or any manager, director (or equivalent), officer, employee or agent of any Subsidiary of the Company has duties (including fiduciary duties) to the Company, to a Member (other than the Managing Member) or to any Person who acquires Units, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this Agreement (if any), to the fullest extent permitted by Law; and

(iii)                the limitation of duties (including fiduciary duties) to the Company, each Member (other than the Managing Member) and any Person who acquires Units set forth in this Section 5.5(b) is approved by the Company, each Member (other than the Managing Member) and any Person who acquires Units.

(c)               Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and the Managing Member shall not be obligated personally for any such debts, obligations or liabilities solely by reason of acting as the Managing Member of the Company. The Managing Member shall not be personally liable for the Company’s obligations, liabilities and losses. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.

5.6            Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be removed or replaced as Managing Member except in compliance with this Section 5.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor by merger (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor by merger, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable), to cause (i) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Article XII) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Fourth Amended and Restated Limited Liability Company Agreement

Article VI
RIGHTS AND OBLIGATIONS OF MEMBERS

6.1           Limitation of Liability.

(a)               Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a member of the Company. Except as otherwise provided in this Agreement or the Delaware Act, a Member’s liability (in its capacity as such) for Company obligations, liabilities and Losses shall be limited to the Company’s assets; provided that a Member shall be required to return to the Company any Distribution made to it after the execution of this Agreement in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act.

(b)               Except as provided in this Agreement or in the Delaware Act, this Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (other than the Managing Member) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member (other than the Managing Member) shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member and the Managing Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c)               To the extent that, at law or in equity, any Member (other than the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (other than the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (other than the Managing Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including without limitation, the Managing Member).

6.2           Lack of Authority. No Member (other than the Managing Member) in its capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.4) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. The Members hereby consent to the exercise by the Managing Member of the powers conferred on it by law and this Agreement.

Fourth Amended and Restated Limited Liability Company Agreement

6.3           No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

6.4           Indemnification.

(a)               Subject to Section 4.5, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, as reasonably required) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member (or Affiliate of a Member) or is or was serving as the Managing Member, any additional or substitute Managing Member, officer, Partnership Representative, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any manager, officer, director, principal, member, employee or agent of the Managing Member or any additional or substitute Managing Member); provided that (unless the Managing Member otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including reasonable attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding related to any such indemnifiable matter shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)               The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, determination of the Managing Member or otherwise.

(c)               The Company will maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the Managing Member, the officers of the Company and any other Persons to whom the Managing Member has delegated its authority pursuant to Section 5.4.

Fourth Amended and Restated Limited Liability Company Agreement

(d)               Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions or otherwise provide funding to help satisfy such indemnity of the Company.

(e)               The Company hereby acknowledges that certain of its Members (the “Fund Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance in connection with their involvement with the Company provided by other Persons (collectively, the “Fund Indemnitors”). The Company hereby agrees that, with respect to matters for which a Fund Indemnitee is entitled to indemnification, advancement of expenses and/or insurance pursuant to this Section 6.4, the Company (i) is and shall be the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees are secondary), and (ii) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Fund Indemnitees with respect to any claim for which the Fund Indemnitees have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Indemnitees against the Company.

(f)                If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5            Members Right to Act. For matters that require the approval of the Members generally (rather than the approval of the Managing Member on behalf of the Members or the approval of a particular group of Members), the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a)               Except as otherwise expressly provided by this Agreement or as required by the Delaware Act, acts by the Members holding a majority of the Units voting together as a single class shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. A telegram, email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 6.5(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by Members holding a majority of the Units on at least twenty-four hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

(c)               Notwithstanding anything to the contrary in this Agreement, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

Fourth Amended and Restated Limited Liability Company Agreement

6.6           Investment Opportunities. To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to (a) any Member (other than Members who are directors, managers, officers or employees of the Company, PubCo or any of their respective Subsidiaries, in which case solely acting in their capacity as such), (b) any of their respective Affiliates (other than the Company, the Managing Member or any of their respective Subsidiaries), (c) each Person that was a Member immediately before the Effective Time or any of its respective Affiliates (including its respective investors and equityholders and any associated Persons or investment funds or any of their respective portfolio companies or investments) or (d) any of the respective officers, managers, directors, agents, shareholders, members, and partners of any of the foregoing (each, a “Business Opportunities Exempt Party”). The Company and each of the Members, on its own behalf and on behalf of their respective Affiliates and equityholders, hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to Participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party and irrevocably waives any right to require any Business Opportunity Exempt Party to act in a manner inconsistent with the provisions of this Section 6.6. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders shall have any duty to communicate or offer such opportunity to the Company and none of PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders will acquire or be entitled to any interest or Participation in any such transaction, agreement, arrangement or other matter or opportunity as a result of Participation therein by a Business Opportunity Exempt Party. This Section 6.6 shall not apply to, and no interest or expectancy of the Company is renounced with respect to, any opportunity offered to any director of PubCo if such opportunity is expressly offered or presented to, or acquired or developed by, such Person solely in his or her capacity as a director or officer of the Company. No amendment or repeal of this Section 6.6 shall apply to or have any effect on the Liability or alleged Liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 6.6. Neither the amendment or repeal of this Section 6.6, nor the adoption of any provision of this Agreement inconsistent with this Section 6.6, shall eliminate or reduce the effect of this Section 6.6 in respect of any business opportunity first identified or any other matter occurring, or any cause of Action that, but for this Section 6.6, would accrue or arise, prior to such amendment, repeal or adoption. No action or inaction taken by any Business Opportunities Exempt Party in a manner consistent with this Section 6.6 shall be deemed to be a violation of any fiduciary or other duty owed to any Person.

Article VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.1           Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

7.2           Fiscal Year. The Fiscal Year of the Company shall be its Taxable Year.

Fourth Amended and Restated Limited Liability Company Agreement

7.3           Reports. The Company shall furnish each Member with tax information (including an Internal Revenue Service Schedule K-1) necessary to prepare its or their federal, state and, if applicable, local income tax return on or before March 1 of each calendar year or as soon as reasonably practicable thereafter. If the Company cannot provide a Schedule K-1 by March 1, it shall provide tax estimates or a draft Schedule K-1 and/or the associated state-equivalent returns, as applicable, on an estimated basis by such date and, in all events, shall furnish final tax information by June 1. The Company will use commercially reasonable efforts to furnish to the Members all other necessary or otherwise reasonably requested tax information as quickly as reasonably possible following the close of the Company’s fiscal year (or at such other times as reasonably requested by a Member). At least two Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due the Company shall provide a Tax Estimate for the applicable tax period to each Member.

7.4           Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

7.5           Confidentiality.

(a)               The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, to the fullest extent permitted by law, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than the Managing Member).

(b)               Each Member agrees, for so long as such Member owns any Units and for a period of two (2) years following the date upon which such Member ceases to own any Units, to keep confidential, any non-public information provided to such Member by the Company; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority; (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; or (iii) to a Member’s advisors, representatives and Affiliates; provided that such advisors, representatives and Affiliates shall have been advised of this agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Member shall be responsible for any breach of or failure to comply with this agreement by any of its Affiliates and such Member agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.

Fourth Amended and Restated Limited Liability Company Agreement

Article VIII
TAX MATTERS

8.1           Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Managing Member shall, consistent with the other sections of this Agreement, the BCA and the Tax Receivable Agreement, determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, deduction, loss and credit or any other method or procedure related to the preparation of such tax returns.

8.2           Tax Elections. The Taxable Year of the Company shall be the calendar year unless otherwise required by the Code or applicable tax laws. The Managing Member shall cause the Company to have in effect (and to cause each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes) an election pursuant to Section 754 of the Code, to adjust the tax basis of Company properties, for the taxable year that includes the Effective Time and for each taxable year in which an Exchange occurs. The Managing Member shall determine whether to make or revoke any other available election or decision relating to tax matters pursuant to the Code (or other applicable tax law), including for the avoidance of doubt the election to make (or not make) a “push out” election under Section 6226 of the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.

8.3           Tax Controversies. The Managing Member shall be the “partnership representative” of the Company (the “Partnership Representative”) for purposes of Section 6223 of the Code. The Partnership Representative may be removed, and a new Partnership Representative appointed, by the Managing Member in accordance with the Code and the Treasury Regulations. The Partnership Representative shall be permitted to appoint any “designated individual” (or similar person) (a “Designated Individual”) permitted under Treasury Regulations Section 301.6223-1 or any successor regulations or similar provisions of tax law. If the Partnership Representative appoints a Designated Individual pursuant to Section 6223 of the Code and Treasury Regulations thereunder (or similar provisions of state, local or other tax laws), such Designated Individual shall be subject to this Agreement in the same manner as the Partnership Representative (and references to the Partnership Representative shall include any such Designated Individual unless the context otherwise requires or shall mean solely the Designated Individual as needed to comply with applicable law). The Partnership Representative shall have the power to manage and represent the Company in any administrative proceeding of the IRS, and shall be indemnified by the Company for all costs and expenses relating to serving in its capacity as the Partnership Representative. Each Member hereby agrees to use commercially reasonable efforts: (a) to take such actions as may be required to effect the Managing Member’s designation as the Partnership Representative and (b) to cooperate to provide any information or take such other actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Section 6225(c) of the Code. A Member’s obligation to comply with this Section shall survive the transfer, assignment or liquidation of such Member’s Interest in the Company. Notwithstanding the foregoing, the Partnership Representative shall be subject to the control of the Managing Member pursuant to Section 8.2 and shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Managing Member.

Fourth Amended and Restated Limited Liability Company Agreement

Article IX
RESTRICTIONS ON TRANSFER OF UNITS

9.1           Transfers of Units.

(a)               Except as otherwise agreed to in writing between the Managing Member and the applicable Member and reflected in the books and records of the Company or as otherwise provided in this Article IX, no holder of Units may sell, transfer, assign, pledge, encumber, distribute, contribute or otherwise dispose of (whether directly or indirectly (including, for the avoidance of doubt, by Transfer or issuance of any Capital Stock of any Member that is not a natural person), whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Units (a “Transfer”), except Exchanges pursuant to and in accordance with Article XII, (ii) Transfers that are Permitted Hedging Transactions or (iii) Transfers pursuant to and in accordance with Section 9.1(b).

(b)               The restrictions contained in Section 9.1(a) shall not apply, subject to Section 9.6, to any Transfer of Units by (i) any Member to its Affiliates, (ii) with respect to the Holding Company or any of its Affiliates (including their successors and Permitted Transferees thereof) that is an investment fund, vehicle or similar entity, (x) any other investment fund, vehicle or similar entity of which such Person or an affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (y) any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which the Holding Company or such Affiliate thereof (including their successors and Permitted Transferees thereof, as applicable) or an affiliate, advisor or manager of the Holding Company or such Affiliate thereof (including their successors and Permitted Transferees thereof, as applicable) serves as the general partner, manager or advisor (provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of the Holding Company or any of its Affiliates (including their successors and Permitted Transferees thereof) or any entity that is controlled by a “portfolio company” of the Holding Company or any of its Affiliates (including their successors and Permitted Transferees thereof) constitute a Permitted Transferee) or (iii) by the Holding Company to its direct or indirect members, shareholders, partners or other equity holders, whether as a distribution, a liquidating distribution or otherwise (each of clauses (i)-(ii), an “Exempt Transfer”); provided that (x) the restrictions contained in this Article IX other than the restrictions contained in Section 9.1(a) shall apply to an Exempt Transfer and (y) the restrictions contained in this Agreement will continue to apply to the Units after any Exempt Transfer and each transferee of Units shall agree in writing, prior to and as a condition precedent to the effectiveness of such Exempt Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Exempt Transfer. Upon the Exempt Transfer of Units, the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the Managing Member. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Exempt Transfers to one or more transferees and then disposing of all or any portion of such party’s interest in such transferee if such disposition would result in such transferee ceasing to be a Permitted Transferee. Notwithstanding anything to the contrary in Section 9.1(a), any Member shall be permitted to make an Exempt Pledge.

Fourth Amended and Restated Limited Liability Company Agreement

(c)               Notwithstanding anything in this Agreement to the contrary, as a condition to any Transfer:

(i)                 if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferor that is not a disregarded entity (the “Transferor’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor (or Transferor’s Owner, if applicable) shall complete and provide to both of the transferee and the Company, a duly executed affidavit in the form provided to such transferor by the Company, certifying, under penalty of perjury, that the transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable United States Treasury Regulations) and the transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number, or

(ii)                 if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee shall jointly provide to the Company written proof reasonably satisfactory to the Managing Member that any applicable withholding tax that may be imposed on such transfer (including pursuant to Sections 864 and 1446 of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.

(d)               Notwithstanding anything otherwise to the contrary in this Section 9.1, each Member may Transfer Units in Exchanges pursuant to, and in accordance with, this Agreement.

Fourth Amended and Restated Limited Liability Company Agreement

(e)               Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Unit that, concurrently with such Transfer such transferring Member shall also Transfer to the transferee an equal number of shares of Class B Common Stock.

9.2           Restricted Units Legend.

(a)               The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER OF SUCH SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER RESTRICTIONS HAVE BEEN FULFILLED. A COPY OF SUCH SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Company will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               In connection with the Transfer of any Units, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the Managing Member, be accompanied by (i) an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act or (ii) such other evidence reasonably satisfactory to the Managing Member to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act. In addition, if the holder of the Units delivers to the Company an opinion of such counsel that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 9.2(a). If the Company is not required to deliver new certificates for such Units not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Agreement.

(c)               Upon the request of any Member, the Company will promptly supply to such Member or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144 of the Securities and Exchange Commission.

(d)               If any Units become eligible for sale pursuant to Rule 144 of the Securities and Exchange Commission or no longer constitute “restricted securities” (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Units, remove the Securities Act legend set forth in Section 9.2(a) above from the certificates (if any) for such securities.

9.3           Assignee’s Rights.

(a)               Subject to Section 9.6(b), a Transfer of Units in a manner in accordance with this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Income, loss and other Company items shall be allocated between the transferor and the Assignee according to Section 706 of the Code as determined by the Managing Member. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)               Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that without relieving the transferring Member from any such limitations or obligations as more fully described in Section 9.4, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of such Units (including the obligation to make Capital Contributions on account of such Units).

Fourth Amended and Restated Limited Liability Company Agreement

9.4           Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or such other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.4, duties, liabilities or obligations, of a Member with respect to such Units or such other interest (it being understood, however, that the applicable provisions of Sections 5.5, 6.4 and 6.6 shall continue to inure to such Person’s benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.3(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the Managing Member may reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

9.5           Encumbrances. No Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Managing Member consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in the Managing Member’s sole discretion. Consent of the Managing Member shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

9.6           Further Restrictions.

(a)               Notwithstanding any contrary provision in this Agreement, in no event may any Transfer (including an Exempt Transfer and, for purposes of clauses (ii), (iii) and (v) only, an Exempt Pledge) of a Unit be made by any Member or Assignee if the Managing Member determines in good faith that:

(i)                 such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii)                such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable U.S. federal or state securities laws;

Fourth Amended and Restated Limited Liability Company Agreement

(iii)               such Transfer would cause (A) all or any portion of the assets of the Company to (1) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (2) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (B) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv)               to the extent requested by the Managing Member, the Company does not receive such Assignee’s consent to be bound by this Agreement as an Assignee in a form satisfactory to the Managing Member;

(v)               such Transfer would (A) result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) or (B) pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

(b)               In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine in good faith that additional restrictions on Transfers are necessary so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member may impose such additional restrictions on Transfers as the Managing Member has determined in good faith to be so necessary.

(c)               Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member unless such Member or the prospective transferee(s) of such Units shall have reimbursed the Company for all reasonable and documented out-of-pocket expenses (including attorneys’ fees and expenses) incurred and paid by the Company in connection with implementing such Transfer or proposed Transfer, whether or not consummated (other than Exchanges pursuant to Article XII or any Transfer to the Company).

9.7           Counterparts; Joinder. Prior to Transferring any Units (other than Exchanges pursuant to Article XII or any Transfer to the Company) and as a condition precedent to the effectiveness of such Transfer, the transferring holder of Units will cause the prospective transferee(s) of such Units to execute and deliver to the Company counterparts of this Agreement and any other agreements relating to such Units, or executed joinders to such agreements, in each case, in a form acceptable to the Managing Member. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.

Fourth Amended and Restated Limited Liability Company Agreement

9.8          Ineffective Transfer. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be null and void ab initio, and the Company will not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Article X
ADMISSION OF MEMBERS

10.1          Substituted Members. Subject to the provisions of Article IX hereof, in connection with the permitted Transfer of any Units of a Member, the transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

10.2          Additional Members. Subject to the provisions of Article IX hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Company (a) counterparts of this Agreement or an executed joinder to this Agreement in a form acceptable to the Managing Member and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate). Such admission shall become effective on the date on which the Managing Member determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

10.3          Substitute Managing Member. No Person may be admitted to the Company as substitute Managing Member without the prior written consent of the incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by the incumbent Managing Member, in each case in the sole discretion of the incumbent Managing Member. The Managing Member will not be entitled to resign as Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or resigned). Any substitute Managing Member admitted as the Managing Member of the Company pursuant to this Section 10.3 is hereby authorized to, and shall, continue the Company without dissolution.

Article XI
WITHDRAWAL AND RESIGNATION OF MEMBERS

No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIII without the prior written consent of the Managing Member, except as otherwise expressly permitted by this Agreement. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to Article XIII but prior to such Member receiving the full amount of distributions from the Company to which such Member is entitled pursuant to Article XIII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member, and such Member shall be entitled to receive the Fair Market Value of such Member’s equity interest in the Company as of the date of its resignation (or, if less, the amount that such Member would have received on account of such equity interest had such Member not resigned or otherwise withdrew from the Company), as conclusively determined by the Managing Member, on the sixth month anniversary date (or such earlier date determined by the Managing Member) following the completion of the distribution of Company assets as provided in Article XIII to all other Members. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.4, such Member shall cease to be a Member.

Fourth Amended and Restated Limited Liability Company Agreement

Article XII
EXCHANGE RIGHTS

12.1          Exchange Procedures.

(a)               Upon the terms and subject to the conditions set forth in this Article XII, after the expiration or termination of the Lock-Up Period applicable to such Exchanging Member (as defined in the applicable Lock-Up Agreement), each Exchanging Member (collectively with such Exchanging Member’s Affiliates and Permitted Transferees) shall be entitled to cause the Company to effect an Exchange by delivering an Exchange Notice to the Company, with a copy to PubCo. Each Exchange Notice shall be in the form set forth on Exhibit A and shall include all information required to be included therein. In the event that an Exchange is being exercised in order to participate in a Piggy-Back Registration (as such term is defined in the Registration Rights Agreement), the Exchange Notice Date shall be prior to the expiration of the time period in which a holder of securities is required to notify PubCo that it wishes to participate in such Piggy-Back Registration in accordance with Section 2.3 of the Registration Rights Agreement.

(b)               Within three (3) Business Days of the giving of an Exchange Notice, the Managing Member, as Managing Member of the Company, may elect (if approved by a majority of the Disinterested Members of the Board) to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of shares of Class A Common Stock), exercisable by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Class A Common Units subject to the Exchange that will be exchanged for cash in lieu of shares of Class A Common Stock. To the extent such Exchange relates to the exercise of the Exchanging Member’s registration rights under Section 2 of the Registration Rights Agreement, the Managing Member and the Company will cooperate in good faith with such Exchanging Member to exercise such Exchange in a manner which preserves such Exchanging Member’s rights thereunder. At any time following the giving of a Cash Exchange Notice and prior to the Exchange Date, the Managing Member may elect (if approved by a majority of the Disinterested Members of the Board and exercisable by giving written notice of such election to the Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Exchanged Units and make the Stock Exchange Payment with respect to any such Exchanged Units on the Exchange Date.

Fourth Amended and Restated Limited Liability Company Agreement

(c)               Notwithstanding anything herein to the contrary, a Member may withdraw or amend an Exchange Notice, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to PubCo and the Company specifying (1) the number of withdrawn Class A Common Units plus shares of Class B Common Stock, (2) if any, the number of Exchanged Interests as to which the Exchange Notice remains in effect and (3) if the Member so determines, a new Exchange Date or any other new or revised information permitted in the Exchange Notice.

(d)               PubCo and the Company may adopt reasonable procedures for the implementation of the Exchange provisions set forth in this Article XII, provided that none of such procedures shall be adopted with a principal purpose of restricting or otherwise impairing in any material respect the Members’ rights to consummate Exchanges.

(e)               Notwithstanding anything to the contrary herein, to the extent a Member surrenders for exchange a fraction of a Class A Common Unit, the Company may in its sole discretion deliver to such holder a cash amount equal to the market value of such fraction (as determined by the Managing Member in its sole discretion) in lieu of delivering a fraction of a share of Class A Common Stock.

12.2          Exchange Payment. The Exchange shall be consummated on the Exchange Date. On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date):

(i)                 PubCo shall contribute to the Company for delivery to the Exchanging Member (A) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice and, for the avoidance of doubt, PubCo shall be obligated to make the contributions described in this Section 12.2(i) regardless of whether the Company has sufficient assets to effect the Exchange without such contributions);

(ii)                the Exchanging Member shall transfer and surrender the Exchanged Units to the Company (including any certificates that represent the Exchanged Units), free and clear of all Encumbrances, together with any instruments of transfer reasonably required by the Managing Member (or a duly appointed transfer agent), duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative;

Fourth Amended and Restated Limited Liability Company Agreement

(iii)               the Company shall issue to PubCo a number of Class A Common Units equal to, and PubCo shall automatically be admitted as a Member of the Company in respect of, the number of Class A Common Units surrendered pursuant to clause (ii);

(iv)               solely to the extent necessary in connection with an Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock to maintain a one-to-one ratio between the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account the issuance in clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Article XII;

(v)                the Company shall (A) cancel the redeemed Class A Common Units which were Exchanged Units held by the Exchanging Member and (B) transfer to the Exchanging Member, the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable; and

(vi)               PubCo shall cancel the surrendered shares of Class B Common Stock.

Upon the Exchange of all of a Member’s Units, such Member shall cease to be a Member of the Company.

12.3          Certain Expenses. The Company shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Exchanging Member that requested the Exchange (or the DTC or its nominee for the account of a participant of the DTC that will hold the shares for the account of such Exchanging Member), then such Exchanging Member and/or the person in whose name such shares are to be delivered shall pay to the Company or PubCo, as applicable, the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

12.4          Exchange Taxes. The issuance of shares of Class A Common Stock upon an Exchange shall be made without charge to the Exchanging Member for any stamp or other similar tax in respect of such issuance.

12.5          Limitations on Exchanges. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Member shall not be entitled to effect an Exchange to the extent PubCo or the Company determines on advice of counsel that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with PubCo or its subsidiaries to which such Member may be party (including, without limitation, this Agreement) or any written policies of PubCo related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

Fourth Amended and Restated Limited Liability Company Agreement

12.6          Adjustments.

(a)               The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the applicable Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of shares of Class B Common Stock or the applicable Units, in each case, to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received, as determined by PubCo in its sole discretion; provided, however, that no adjustment to the Exchange Rate will be made solely as a result of a stock dividend by PubCo that is effected to maintain the relationship between the outstanding shares of Class A Common Stock and Class A Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. These adjustments shall apply to, mutatis mutandis, and all references to “Units” will be deemed to include, any security, securities or other property of PubCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class A Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b)               This Agreement shall apply to the Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Member and his or her or its Permitted Transferees.

Fourth Amended and Restated Limited Liability Company Agreement

12.7          Class A Common Stock to be Issued.

(a)               PubCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude PubCo or the Company from satisfying its obligations in respect of the Exchange of the Units by delivery of shares of Class A Common Stock which are held in the treasury of PubCo or are held by the Company or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of PubCo or held by any subsidiary thereof). PubCo and the Company covenant that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, have been duly authorized and validly issued and will be fully paid and non-assessable.

(b)               PubCo and the Company covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Member requesting such Exchange, PubCo and the Company shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo and the Company shall use commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each National Securities Exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

12.8          Distribution Rights. No Exchange shall impair the right of the Exchanging Member to receive any distributions payable on the Class A Common Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Exchanging Member, or a Person designated by an Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Common Units redeemed by the Company from such Exchanging Member and on shares of Class A Common Stock received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange.

12.9          Tax Treatment; Tax Withholding.

(a)               As required by the Code and the Treasury Regulations, the parties shall report any Exchange in which the cash, shares of Class A Common Stock or both provided as consideration are contributed to the Company by PubCo in connection with such Exchange as a taxable sale of Class A Common Units by an Exchanging Member to PubCo, resulting in a basis step-up to PubCo under Section 743 of the Code, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and PubCo consents in writing.

Fourth Amended and Restated Limited Liability Company Agreement

(b)               Notwithstanding any other provision in this Agreement (and without limiting Section 4.5 or Section 9.1(c)), PubCo, the Company and their agents and affiliates shall have the right to deduct and withhold taxes (including shares of Class A Common Stock with a fair market value determined in the sole discretion of PubCo equal to the amount of such taxes) from any payments to be made pursuant to the transactions contemplated by this Agreement if, in their reasonable opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information; provided that PubCo may, in its sole discretion, allow an Exchanging Member to pay such taxes owed on the Exchange of Units and shares of Class B Common Stock for shares of Class A Common Stock in cash in lieu of PubCo withholding or deducting such taxes. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made.

(c)               Notwithstanding anything to the contrary herein, each of PubCo and the Company may, in its discretion, require that an exchanging Member deliver to PubCo or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b) and 1.1446(f)-2(b)(2) prior to an Exchange. In the event PubCo or the Company has required delivery of such certification but an exchanging Holder does not provide such certification, PubCo or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Holder the Class A Common Stock, as applicable, or payment of cash in accordance with Section 12.2, but subject to withholding as provided in Section 12.9(b).

Article XIII
DISSOLUTION AND LIQUIDATION

13.1          Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)               the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;

(b)               at any time there are no Members, unless the Company is continued in accordance with the Delaware Act;

(c)               the sale of all or substantially all of the assets of the Company;

(d)               the determination of the Managing Member to dissolve the Company; or

Fourth Amended and Restated Limited Liability Company Agreement

(e)               any event which makes it unlawful for the business of the Company to be carried on by the members.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of one of the events specified in the first sentence of this Section 13.1. In the event of a dissolution pursuant to Section 13.1(d), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 13.2 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more Members and subject to compliance with applicable Laws, unless, with respect to any class of Units, holders of at least ninety percent (90%) of the Units of such class not held by the Managing Member consent in writing to a treatment other than as described above. Further, if a dissolution pursuant to Section 13.1(d) or Section 13.1(e) would have a material adverse effect on any Member, the dissolution of the Company shall require the prior consent of such Member, which consent shall not be unreasonably withheld, delayed or conditioned.

Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

13.2          Winding Up and Termination. On dissolution of the Company, the Managing Member shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidating trustee are as follows:

(a)               as promptly as possible after dissolution and again after completion of the winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the completion of the winding up is completed, as applicable;

(b)               the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred of winding up) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

(c)               all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1(c) by the end of the Taxable Year of the Company during which the winding up of the Company occurs (or, if later, by ninety (90) days after the date of the winding up).

Fourth Amended and Restated Limited Liability Company Agreement

The distribution of cash and/or property to Members in accordance with the provisions of this Section 13.2 and Section 13.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

13.3          Deferment; Distribution in Kind. Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in their sole discretion, defer for a reasonable time the winding up of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 13.2, the liquidating trustee may, in their sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 13.2(c), (ii) as tenants in common and in accordance with the provisions of Section 13.2(c), undivided interests in all or any portion of such Company assets or (iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidating trustee deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2. The liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.

13.4          Cancellation of Certificate. On completion of the winding up of the Company’s affairs and distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.4.

13.5          Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.

Fourth Amended and Restated Limited Liability Company Agreement

13.6         Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Article XIV
VALUATION

14.1          Value. “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arms-length transaction with an unaffiliated third party consummated on a date determined by the Managing Member (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale). Notwithstanding the foregoing, in making the determination of Fair Market Value as described in Section 14.2, the Managing Member, the Disputing Member and any investment banking firm (as described below) shall not give effect or take into account any “minority discount” or “liquidity discount” (or any similar discount arising out of the fact that the Units are restricted or are not registered with the Securities and Exchange Commission, publicly traded or listed on a securities exchange), but shall value the Company and its Subsidiaries and their respective businesses in their entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses.

14.2          Determination and Dispute. Fair Market Value shall be determined by the Managing Member (or, if pursuant to Section 13.3, the liquidating trustee) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent. Notwithstanding the foregoing, at the request of any Member that holds at least 1 million Class A Common Units (a “Disputing Member”), the Managing Member will retain an investment banking firm of recognized national standing reasonably acceptable to such Disputing Member to determine the Fair Market Value of such Units, assets or consideration.

Article XV
GENERAL PROVISIONS

15.1          Power of Attorney.

(a)               Each holder of Units hereby constitutes and appoints the Managing Member and the liquidating trustee, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i)                 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article X or Article XI; and

Fourth Amended and Restated Limited Liability Company Agreement

(ii)                 sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Managing Member, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by such holder of Units hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Managing Member, to effectuate the terms of this Agreement.

(b)               For the avoidance of doubt, the foregoing power of attorney does not include the power or authority to vote any Units held by any Member on any matter on which the Members have a right to vote, either at a meeting or by any written consent, either as contemplated by Section 6.5 or otherwise under this Agreement.

(c)               The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any holder of Units and the Transfer of all or any portion of his, her or its Units and shall extend to such holder’s heirs, successors, assigns and personal representatives.

15.2          Amendments.

(a)               The Managing Member (pursuant to its power of attorney from the holders of Units as provided in Section 15.1 or otherwise), without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i)                 a change in the name of the Company or the location of the principal place of business of the Company;

(ii)                admission, substitution, removal or withdrawal of Members or Assignees in accordance with this Agreement;

(iii)               a change that does not adversely affect any holder of Units in any material respect in its capacity as an owner of Units and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute; or

Fourth Amended and Restated Limited Liability Company Agreement

(iv)               as contemplated by Section 3.1(c).

(b)               Except as provided in Section 15.2(a), this Agreement may not be amended or modified except with the consent of the Managing Member and, so long as the holders of the Class A Common Units other than the Managing Member have an ownership percentage of at least 10% of the total issued and outstanding Class A Common Units, the consent or approval of the holders of at least ninety percent (90%) of the Class A Common Units not held by the Managing Member consent in writing to a treatment other than as described above. Notwithstanding the preceding sentence, (i) no consent or approval shall be required for the Company to admit a Permitted Transferee as a Member following an Exempt Transfer completed in compliance with this Agreement, and (ii) if the holders of the Class A Common Units other than the Managing Member have an ownership percentage of less than 10% of the total issued and outstanding Class A Common Units, the holders of at least ninety percent (90%) of the Class A Common Units not held by the Managing Member must also consent to or approve any amendments or modifications to Article IV, Section 9.1, Article XII, Section 13.2, this Section 15.2 or related definitions or any other amendments or modifications that affect the rights granted to the such holders in such sections in any material respect, including, without limitation, changes to the number of shares of Class A Common Stock issued upon an Exchange, either through an amendment to the definition of “Exchange Rate” or otherwise, or that otherwise increases the obligations or decreases the benefits to the applicable holders. Notwithstanding the foregoing, any amendment which would materially and adversely affect the rights or duties of a Member on a discriminatory and non-pro rata basis shall require the consent of such Member, other than those actions set forth in Section 15.2(a) above. In addition, the amendment of any specific approval, consent, voting right, or transfer rights of a specified Member shall require the approval of such Member, provided that such Member holds the number of Units, as applicable, required to exercise such rights. Any amendment or modification effected in accordance with this Section 15.2(b) shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding upon all Members. For the avoidance of doubt, without any action or requirement of consent by any Member, the Company shall update the books and records of the Company to remove a Member’s name therefrom once such Member no longer holds any Equity Securities of the Company, following which such Person shall cease to be a “Member” or have any rights or obligations under this Agreement.

15.3          Title to Company Assets. The Company assets shall be deemed to be owned by the Company as an entity, and no holder of Units, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Managing Member or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

Fourth Amended and Restated Limited Liability Company Agreement

15.4          Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile to the Company at the address set forth below and to any other recipient and to any holder of Units at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile (provided confirmation of transmission is received), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

To the Company:

Redwood Intermediate, LLC

c/o Redbox Entertainment Inc.

1 Tower Lane

Suite 800

Oakbrook Terrace, Illinois 60181

Attention: Fred Stein, Chief Legal Officer

Email: AskLegal@redbox.com

in each case, with a copy (which shall not constitute written notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:   Taurie Zeitzer

                    Justin Rosenberg

Email:         tzeitzer@paulweiss.com
                    jrosenberg@paulweiss.com

To the Managing Member:

Redbox Entertainment Inc.

1 Tower Lane

Suite 800

Oakbrook Terrace, Illinois 60181

Attention: Fred Stein, Chief Legal Officer

Email: AskLegal@redbox.com

Fourth Amended and Restated Limited Liability Company Agreement

in each case, with a copy (which shall not constitute written notice) to:

Seaport Global Acquisition Corp.

360 Madison Avenue, 20th Floor

New York, NY 10017
Attn:          Stephen C. Smith, Chief Executive Officer

Email:       SSmith@seaportglobal.com

and

Paul Hastings LLP

4747 Executive Drive

12th Floor

San Diego, CA 92121
Attn:          Carl Sanchez
                  Frank Lopez
Email:       carlsanchez@paulhastings.com
                  franklopez@paulhastings.com

15.5          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6          Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

15.7          Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

15.8          Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

15.9          Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein. The parties hereto hereby consent to service being made through the notice procedures set forth in Section 15.4 and irrevocably submit to the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Fourth Amended and Restated Limited Liability Company Agreement

15.10       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.11        Further Action. The parties shall use commercially reasonable efforts to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

15.12        Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

15.13        Offset. Whenever the Company is to pay any sum to any holder of Units or any Affiliate or related person thereof, any undisputed amounts that such holder of Units or such Affiliate or related person owes to the Company (such lack of dispute to be evidenced by written confirmation of such by such holder of Units or related person thereof) may be deducted from that sum before payment.

15.14        Entire Agreement. This Agreement, those documents expressly referred to herein (including the BCA, the Registration Rights Agreement, the Stockholders Agreement, the Lock-Up Agreements and the Tax Receivable Agreement), embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral (including the Prior Agreement), which may have related to the subject matter hereof in any way.

Fourth Amended and Restated Limited Liability Company Agreement

15.15      Remedies. Each holder of Units shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

15.16       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, to the fullest extent permitted by law, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

* * * * *

Fourth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amended and Restated Limited Liability Company Agreement as of the date first above written.

REDWOOD INTERMEDIATE, LLC

By:	/s/ Kavita Suthar
Name: Kavita Suthar
Title: Chief Financial Officer, Treasurer and Secretary

REDWOOD HOLDCO, L.P., as Managing Member immediately prior to the consummation of the Effective Time and on its behalf

By:	/s/ Kavita Suthar
Name: Kavita Suthar
Title: Chief Financial Officer, Treasurer and Secretary

REDBOX ENTERTAINMENT INC., as Managing Member immediately after the Effective Time and on its behalf

By:	/s/ Kavita Suthar
Name: Kavita Suthar
Title: Chief Financial Officer, Treasurer and Secretary

Second Amended and Restated Limited Liability Company Agreement – Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amended and Restated Limited Liability Company Agreement as of the date first above written.

SOLE MEMBER:

REDWOOD HOLDCO, L.P.

By:	/s/ Kavita Suthar
Name: Kavita Suthar
Title: Chief Financial Officer, Treasurer and Secretary

Second Amended and Restated Limited Liability Company Agreement – Signature Page

ANNEX A

Member Name	Address	Amount of Units
Redwood Holdco, LP	One Manhattanville Road, Suite 201 Purchase, New York 10577 United States of America	32,770,000
Redbox Entertainment Inc.	One Tower Lane, Suite 800 Oakbrook Terrace, IL 60181 United States of America	12,618,516
Total		45,388,516

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

Redwood Intermediate] LLC

c/o Redbox Entertainment Inc.

1 Tower Lane

Suite 800

Oakbrook Terrace, Illinois 60181

Attention: Fred Stein, Chief Legal Officer

Email: AskLegal@redbox.com

Reference is hereby made to the Fourth Amended and Restated Limited Liability Company Agreement, dated as of October 22, 2021 (as amended from time to time, the “Agreement”), among Redwood Intermediate, LLC, a Delaware limited liability company (the “Company”), and Redbox Entertainment Inc. (f/k/a Seaport Global Acquisition Corp.), a Delaware corporation and the Managing Member of the Company (“PubCo”), and the Members from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned Holder hereby transfers to PubCo the number of Class A Common Units plus shares of Class B Common Stock set forth below (together, the “Exchanged Interests”) in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Agreement.

Legal Name of Holder:

Address:

Number of Exchanged Interests to be Exchanged:

Brokerage Account Details:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Exchanged Interests subject to this Election of Exchange are being transferred to PubCo (or the Company, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Exchanged Interests subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Exchanged Interests to PubCo.

A-1

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to PubCo (or the Company, if applicable) the Exchanged Interests subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

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